Exhibit 99.2
INTRODUCTORY NOTE
      We are amending our Annual Report on Form 10-K (the “Form 10-K/ A”) for the year ended December 31, 2004, to amend and restate our consolidated financial statements and related financial information for the years ended December 31, 2003 and 2004. This Form 10-K/ A also includes restated quarterly information for the fiscal quarters of 2003 and 2004, as disclosed in Note 13 of Notes to Consolidated Financial Statements. This Form 10-K/ A is also amended to include management’s assessment of internal control over financial reporting in Item 9A. In addition, we have amended Items 10, 11, 12, 13 and 14 of Part III to include information that we previously anticipated would be incorporated by reference from our definitive proxy statement for our 2005 Annual Meeting of Stockholders. This Form 10-K/A generally does not reflect events occurring after the March 22, 2005 filing of our Form 10-K, except to reflect the effects of the restatement and related matters and to disclose recent litigation and management changes.
Restatement of Consolidated Financial Statements
      On May 2, 2005, we announced certain issues had been identified relating to the proper timing of revenue recognized from certain customer transactions. Additionally, we announced that in response to the issues identified we were performing a detailed review of our customer relationships including the timing of certain revenue.
      During the course of our detailed review of customer relationships, we determined that the accounting with respect to certain prior period transactions required adjustment. As a result, on May 20, 2005 we announced that, although we were still in the process of performing a detailed review of all significant customer relationships, we had determined that we would restate previously issued financial statements for the year ended December 31, 2004 and certain interim periods in each of the years ended December 31, 2003 and 2004. We subsequently identified additional adjustments which resulted in our decision to restate the previously issued financial statements for the year ended December 31, 2003. This Form 10-K/A includes restated financial statements and related financial information for the years ended December 31, 2003 and 2004, and restated quarterly information for all the fiscal quarters of 2003 and 2004. The restated financial statements include a number of adjustments that impact previously reported revenue, cost of sales, accounts receivable and inventory reserves. The restated financial statements also include related adjustments to deferred revenue, sales and marketing expense and income taxes and a reallocation of the valuation allowance on deferred income tax assets between the current and non current portions. See the following paragraphs and refer to Note 3 of Notes to Consolidated Financial Statements for more detailed discussions of the restatement.
      Material weaknesses in our internal control over financial reporting as of December 31, 2004 have been identified and reported to our audit committee. Please see “Item 9A. Controls and Procedures” below for a description of these matters, and of certain of the measures that we have implemented during 2005 to date, as well as additional steps we plan to take to strengthen our internal control over financial reporting.
      Other than our Form 10-K for the year ended December 31, 2004, we do not anticipate amending our previously filed annual reports on Form 10-K or our quarterly reports on Form 10-Q for any prior periods. As such, the consolidated financial statements and related consolidated financial information contained in previously filed reports for the years ended December 31, 2003 and 2004 and for the quarterly reports during 2003 and 2004 should no longer be relied upon.
      The net effects of all of the restatement adjustments on the statements of operations and balance sheet accounts are described and presented below as of the dates and for the periods indicated in the tables that follow. The amounts as of and for the years ended December 31, 2003 and 2004 are derived from our audited financial statements, as restated, which are contained herein. We have amended each item of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 that has been affected by the restatement.
      The following is a summary of issues involved with the restatement:
Passage of Title
      In the course of preparing our condensed financial statements for the quarter ended March 31, 2005, a transaction was identified whereby the underlying contract indicated that title passage occurred upon delivery to the customer whereas we had historically recognized revenues from this customer and all other customers based on our sales order acknowledgement which stated title passage and risk of loss occurred upon shipment from our facility. We then initiated a detailed review of all significant customer relationships to evaluate whether, historically, there was sufficient evidence to conclude that title and risk of loss had passed to each customer upon shipment. In connection with these detailed reviews, we determined that, for certain customers, the sales order acknowledgements were not sufficient to conclude that title and risk of loss had passed upon shipment. Accordingly, we decided revenue and cost of sales for products shipped to these customers should have been recognized upon delivery in our previously reported financial results. We have restated our previously reported financial results for 2003 and 2004 and for interim periods therein to correct for this issue. In our restated financial statements, revenue recognition for shipments which occurred at the end of calendar quarters has now been delayed until the following quarter.
Probability of Collection
      During our detailed review of customer relationships we determined that we should not have recognized revenue for transactions with certain distributors where it appeared that the customer may not have been sufficiently capitalized and their ability to pay is contingent upon their resale of our product. Under accounting principles generally accepted in the U.S., if realization of revenue is contingent upon sell-through it is not appropriate to recognize revenue until sell-through occurs or upon receipt of cash. As we did not have sufficient visibility into these distributors’ sales activities, we concluded that all sales to these distributors should have been recorded as revenue upon the receipt of cash. We have restated our previously reported financial results for 2003 and 2004 and for interim periods therein to correct for this issue. We expect that the $4.5 million reduction in 2004 revenue related to this adjustment will be recognized as revenue when we receive cash from the distributors.
Undelivered Elements
      During our detailed review of customer relationships we determined that certain arrangements contained obligations to provide training, support and other deliverables that had not previously been accounted for as separate elements of the arrangement. Generally accepted accounting principles in the U.S. require accounting for each separate element and that a portion of the arrangement fee be allocated to each of those separable elements using an appropriately methodology. We had not previously allocated any arrangement fee to these other deliverables. We have restated our previously reported financial results for 2003 and 2004 and for interim periods therein to correct for this issue.
Inventory Valuation
      In the course of assembling the information for the restatement of our consolidated financial statements, it was discovered that we had reduced inventory reserves in situations that we had determined that the products were saleable. Generally accepted accounting principles in the U.S. provide that once inventory has been written down below cost as the close of a fiscal accounting period, it should not be written back up. As a result, we completed a detailed analysis of our reserves activity for each component in inventory. We have restated our previously reported financial results for 2003 and 2004 and for interim periods therein to correct for this issue.

Restatement Summary
      The following tables are reconciliations of the statements of operations and balance sheets as previously reported to amounts as restated for the periods indicated, in thousands:

	Year Ended	Year Ended
	December 31,	December 31,
	2003	2004

Revenues, as previously reported	$62,556	$101,375
Restatement adjustments:
Passage of title	(84)	(1,154)
Probability of collection	—	(4,514)
Undelivered elements	—	(214)

Total restatement adjustments	(84)	(5,882)

Revenues, as restated	$62,472	$95,493

	Year Ended	Year Ended
	December 31,	December 31,
	2003	2004

Net income, as previously reported	$2,458	$899
Restatement adjustments:
Passage of title	(34)	(459)
Probability of collection	—	(2,170)
Undelivered elements	—	(230)
Inventory valuation	(912)	181

Total restatement adjustments	(946)	(2,678)

Net income (loss), as restated	$1,512	$(1,779)

	December 31,	December 31,
	2003	2004

Total assets, as previously reported	$107,542	$187,166
Restatement adjustments:
Accounts receivable	(84)	(5,752)
Inventory	50	3,089
Inventory valuation	(912)	(731)
Deferred income taxes	830	363

Total adjustments	(116)	(3,031)

Total assets, as restated	$107,426	$184,135

Total liabilities, as previously reported	$18,148	$15,401
Restatement adjustments:
Deferred revenue	—	214
Accrued liabilities	—	16
Deferred income taxes	830	363

Total adjustments	830	593

Total liabilities, as restated	$18,978	$15,994

Total stockholders’ equity, as restated	$88,448	$168,141

Total liabilities and stockholders’ equity, as restated	$107,426	$184,135